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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 29, 2005, accompanying the financial statements of Whittier Energy Corporation contained in this Registration Statement on Form SB-2 and Prospectus. We consent to the use of the aforementioned report in this Registration Statement on Form SB-2 and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/  GRANT THORNTON LLP

Houston, Texas
August 4, 2005

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  Exhibit 23.3